Exhibit (c)(13)
SCENARIO: Phoenix IV Buyout Analysis PROJECT PHOENIX 9/12/2007 4:40 PM Table of Contents Section Page Sources and Uses of Funds and Financing Terms 1 Implied Valuation at Various Offer Prices 2 Return Analysis 3 IRR Sensitivity Analysis 4 Model Assumptions 6 Pro Forma Coverages 7 Financial Summary 8 Financing Assumptions 9 Income Statements 10 Cash Flow Analysis and Capitalization Table 11 Balance Sheets 12 Debt Capacity 13 Debt Schedule 14 Supporting Data: Pro Forma and Operating Assumptions 16 Depreciation and Amortization Schedules 17 Structure Cash $0 Revolver 10,000 Senior Debt 40,000 Subordinated Debt 20,000 Bridge Loan 0 Preferred Stock 0 Common Stock 53,388 Total Sources of Funds $123,388 Case: Base

SOURCES AND USES OF FUNDS AND FINANCING TERMS
PROJECT PHOENIX
Page 1

Case: Base

($ in thousands except as otherwise noted)

TRANSACTION DATE 12/31/2007

SOURCES OF FUNDS	$	% of Capital	Pro Forma LTM EBITDA Mult.
Cash	$0	0.0%	0.0x
Revolver	10,000	8.1%	0.8x
Senior Debt	40,000	32.4%	4.1x
Subordinated Debt	20,000	16.2%	5.8x
Seller Note	0	0.0%	5.8x
Preferred Stock	0	0.0%	5.8x
New Equity	53,388	43.3%	10.2x
Total Sources of Funds	**$123,388**	**100.0%**	

USES OF FUNDS		
Purchase of Phoenix I Common Equity	$	89,978
Refinance Senior Debt		15,015
Refinance Capital Lease Obligations		76
Tender of Phx II Shares		14,819
Other		0
Other		0
Transaction Fees and Expenses		3,500
Total Uses of Funds		**$123,388**

TRANSACTION SUMMARY

DEBT SOURCES	Amount	Rate
Revolver	10,000	6.00%
Senior Debt	40,000	6.50%
Subordinated Debt	20,000	10.00%

TRADING INFORMATION/VALUATION

		Phoenix I	
Enterprise Value		**Current**	**@ Deal**
Share Price	9/4/2007	$ **13.19**	$ **16.50**
Fully Diluted Shares		**5,453**	**5,453**
Equity Market Value		**$ 71,928**	**$ 89,978**
Plus: Debt, Preferred & MI		15,015	15,015
Less: Cash		21,289	21,289
Enterprise Value		**$ 65,654**	**$ 83,704**

Multiple Analysis	Current	@ Deal
2007 P EBITDA	5.4x	6.9x
2008 E EBITDA	4.5x	5.7x
2009 E EBITDA	3.4x	4.4x
2008 E P/E	26.6x	33.3x
2009 E P/E	14.7x	18.4x

Phoenix I ownership of Phx II:

Share Price	9/4/2007	$ **12.20**	$ 32,271.6
Shares Held		2,645.2	

EQUITY SOURCES

	Amount	Ownership
Management roll-over	4,000.0	7.5%
Phoenix I roll-over Equity in Phoenix II	0.0	0.0%
Financial Sponsor	49,388.1	92.5%
Total Equity	$ 53,388.1	100.0%

DEBT CAPACITY ANALYSIS

Trailing EBITDA		$12,134.1
Debt/EBITDA Coverage		5.0x
Implied Debt Capacity		$60,670.6
Reg. T Loan	0.0%	$ -
Adj. Debt Capacity		$60,670.6
Less Current Debt		(15,015)
Incremental Debt Capacity		45,655.8

EQUITY SPONSOR IRR CALCULATION

EBITDA Exit Multiple	2011	2012	2013
7.0x	20.9%	26.4%	31.8%
8.0x	26.6%	31.9%	37.1%
9.0x	31.6%	36.8%	41.9%

SUMMARY CREDIT/LEVERAGE STATISTICS

	2007 Pro Forma	2008	2009
Total Debt/EBITDA	5.0x	4.1x	2.9x
EBITDA/Interest Expense	2.7x	3.2x	4.2x
(EBITDA - Capex)/Interest Expense	1.6x	1.7x	2.6x

GOODWILL CALCULATION

Purchase Price of Equity	$ 104,797.3
Less: Tangible Book Value of Phoenix II	(42,784.8)
	$ 62,012.5

ThomasLloyd
ALARE capital partners

IMPLIED VALUATION AT VARIOUS OFFER PRICES PROJECT PHOENIX Case: Base Page 2 PHOENIX I Offer Price $ 14.00 $ 15.00 $ 15.50 $ 16.00 $ 16.50 $ 17.00 $ 17.50 $ 18.00 $ 18.50 $ 19.00 $ 20.00 Premium Calculation Premium to Current Price ($13.19) 6.1% 13.7% 17.5% 21.3% 25.1% 28.9% 32.7% 36.5% 40.3% 44.0% 51.6% 30 Trading Day Avg. Price (a) $ 13.06 Premium to 30 Day Avg. Price 7.2% 14.9% 18.7% 22.5% 26.3% 30.2% 34.0% 37.8% 41.7% 45.5% 53.1% 60 Trading Day Avg. Price (a) $ 13.42 Premium to 30 Day Avg. Price 4.4% 11.8% 15.5% 19.3% 23.0% 26.7% 30.5% 34.2% 37.9% 41.6% 49.1% 90 Trading Day Avg. Price (a) $ 13.39 Premium to 30 Day Avg. Price 4.6% 12.0% 15.8% 19.5% 23.2% 27.0% 30.7% 34.4% 38.2% 41.9% 49.4% 120 Trading Day Avg. Price (a) $ 13.31 Premium to 30 Day Avg. Price 5.2% 12.7% 16.5% 20.2% 24.0% 27.7% 31.5% 35.2% 39.0% 42.7% 50.3% Enterprise Value Calculation FD Shares Outstanding (b) 5,643 5,643 5,643 5,643 5,643 5,643 5,643 5,643 5,643 5,643 5,643 Implied Equity Value 78,998 84,640 87,462 90,283 93,104 95,926 98,747 101,568 104,390 107,211 112,854 Plus: Net Debt as of 3/31/07 (14,852) (14,852) (14,852) (14,852) (14,852) (14,852) (14,852) (14,852) (14,852) (14,852) (14,852) Less: Assumed Cash from Option Exercise (b) 519 4,045 4,045 4,045 4,045 4,045 4,045 4,045 4,045 4,045 4,045 Implied Enterprise Value $ 63,626 $ 65,743 $ 68,565 $ 71,386 $ 74,207 $ 77,029 $ 79,850 $ 82,671 $ 85,493 $ 88,314 $ 93,957 Implied Valuation Multiples 2007 P Revenue 219,605 0.29 x 0.30 x 0.31 x 0.33 x 0.34 x 0.35 x 0.36 x 0.38 x 0.39 x 0.40 x 0.43 x FY2008E Revenue (c) 248,260 0.26 x 0.26 x 0.28 x 0.29 x 0.30 x 0.31 x 0.32 x 0.33 x 0.34 x 0.36 x 0.38 x FY2009E Revenue (c) 311,931 0.20 x 0.21 x 0.22 x 0.23 x 0.24 x 0.25 x 0.26 x 0.27 x 0.27 x 0.28 x 0.30 x 2007 P EBITDA 12,134 5.24 x 5.42 x 5.65 x 5.88 x 6.12 x 6.35 x 6.58 x 6.81 x 7.05 x 7.28 x 7.74 x FY2008E EBITDA (c) 14,720 4.32 x 4.47 x 4.66 x 4.85 x 5.04 x 5.23 x 5.42 x 5.62 x 5.81 x 6.00 x 6.38 x FY2009E EBITDA (c) 19,087 3.33 x 3.44 x 3.59 x 3.74 x 3.89 x 4.04 x 4.18 x 4.33 x 4.48 x 4.63 x 4.92 x (a) Based on average closing prices for the respective periods as of 7/13/07. (b) Assumes that all in-the-money options convert to common shares: cash from option exercise is assumed to be added to Phoenix II balance sheet. (c) Projections as provided by Phoenix I management.

RETURN ANALYSIS PROJECT PHOENIX Case: Base Page 3 ($ in thousands except as otherwise noted) EXIT YEAR 12/31/2011 12/31/2012 12/31/2013 Exit Multiple 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x Exit Year EBITDA $23,095 $23,095 $23,095 $25,405 $25,405 $25,405 $27,945 $27,945 $27,945 Exit Year Enterprise Value $161,665.3 $184,760.3 $207,855.4 $177,831.8 $203,236.3 $228,640.9 $195,615.0 $223,560.0 $251,505.0 Less: Net Debt ($47,390.5) ($47,390.5) ($47,390.5) ($41,518) ($41,518) ($41,518) ($34,549) ($34,549) ($34,549) Common Equity Value $114,274.7 $137,369.8 $160,464.8 $136,313.5 $161,718.0 $187,122.5 $161,066.3 $189,011.3 $216,956.3 % Initial Equity Source/Holder Ownership Investment Equity Value of Holding and Implied IRR Management Roll-Over 7.5% $ 4,000.0 $ 8,561.8 $ 10,292.2 $ 12,022.5 $ 10,213.0 $ 12,116.4 $ 14,019.8 $ 12,067.6 $ 14,161.3 $ 16,255.0 IRR 20.9% 26.6% 31.6% 26.4% 31.9% 36.8% 31.8% 37.1% 41.9% New Equity Sponsor 92.5% 49,388.1 $ 105,712.9 $ 127,077.6 $ 148,442.3 $ 126,100.4 $ 149,601.6 $ 173,102.8 $ 148,998.7 $ 174,850.0 $ 200,701.3 IRR 20.9% 26.6% 31.6% 26.4% 31.9% 36.8% 31.8% 37.1% 41.9%

IRR SENSITIVITY ANALYSIS PROJECT PHOENIX Case: Base Page 4 ($ in thousands except as otherwise noted) PURCHASE PRICE PER SHARE $ 14.00 $ 14.50 $ 15.00 $ 15.50 $ 16.00 $ 16.50 $ 17.00 $ 17.50 Implied Premium 6.1% 9.9% 13.7% 17.5% 21.3% 25.1% 28.9% 32.7% (based on Phoenix I price of $13.19 on 9/04/07) Exit Year: 2011 Exit Multiple 5.0 x ... 14.4% 12.5% 10.8% 9.2% 7.7% 6.3% 4.9% 3.7% 6.0 x ... 23.0% 21.0% 19.2% 17.4% 15.8% 14.3% 12.9% 11.6% 7.0 x ... 30.2% 28.0% 26.1% 24.2% 22.5% 20.9% 19.4% 18.0% 8.0 x ... 36.3% 34.1% 32.0% 30.1% 28.3% 26.6% 25.1% 23.6% 9.0 x ... 41.7% 39.4% 37.2% 35.2% 33.4% 31.6% 30.0% 28.5% Exit Year: 2012 Exit Multiple 5.0 x ... 21.1% 19.1% 17.3% 15.6% 14.0% 12.5% 11.1% 9.8% 6.0 x ... 29.2% 27.1% 25.1% 23.3% 21.6% 20.0% 18.6% 17.2% 7.0 x ... 36.0% 33.8% 31.7% 29.8% 28.1% 26.4% 24.8% 23.4% 8.0 x ... 42.0% 39.6% 37.5% 35.5% 33.6% 31.9% 30.3% 28.7% 9.0 x ... 47.3% 44.8% 42.6% 40.5% 38.6% 36.8% 35.1% 33.5% Exit Year: 2013 Exit Multiple 5.0 x ... 32.3% 29.8% 27.5% 25.4% 23.5% 21.7% 20.0% 17.0% 6.0 x ... 40.3% 37.7% 35.2% 33.0% 31.0% 29.1% 27.3% 24.1% 7.0 x ... 47.2% 44.4% 41.8% 39.5% 37.4% 35.4% 33.5% 30.1% 8.0 x ... 53.2% 50.3% 47.6% 45.2% 43.0% 40.9% 38.9% 35.4% 9.0 x ... 58.5% 55.5% 52.8% 50.3% 48.0% 45.8% 43.8% 40.2%

IRR SENSITIVITY ANALYSIS PROJECT PHOENIX Case: Base Page 5 ($ in thousands except as otherwise noted) Implied Purchase Price per Share Implied Prem. to Current Phoenix I Price based on EBITDA Exit Multiple of: based on EBITDA Exit Multiple of: 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x IRR Exit Year 25.0% 2011 $ 15.29 $ 17.00 $ 18.74 16.0% 28.9% 42.1% 2012 $ 16.93 $ 18.83 $ 20.74 28.4% 42.8% 57.3% 2013 $ 18.79 $ 20.88 $ 22.98 42.4% 58.3% 74.3% 30.0% 2011 $ 14.06 $ 15.51 $ 16.99 6.6% 17.6% 28.8% 2012 $ 15.47 $ 17.07 $ 18.71 17.3% 29.4% 41.8% 2013 $ 17.06 $ 18.82 $ 20.62 29.3% 42.7% 56.3% 35.0% 2011 $ 13.02 $ 14.28 $ 15.55 -1.3% 8.2% 17.9% 2012 $ 14.24 $ 15.62 $ 17.02 8.0% 18.4% 29.1% 2013 $ 15.60 $ 17.13 $ 18.67 18.3% 29.8% 41.5%

MODEL ASSUMPTIONS PROJECT PHOENIX Case: Base Page 6 Pro Forma Merger Overview Phoenix I Phoenix I Phoenix I Stand Alone @ 2014 @ LBO Deal Number of Existing Common Shares Outstanding 5,130 5,130 5,130 Existing Number of Options/Warrants 323 323 323 Average Exercise Price Per Share $ 10.90 $ 10.90 $ 10.90 11 176 Treasury Method Adjustment 323 323 110 Existing Number of Options/Warrants 189 189 189 Average Exercise Price Per Share $ 2.74 $ 2.74 $ 2.74 Treasury Method Adjustment 189 189 157.996490 Existing Number of Options/Warrants 0 0 0 Average Exercise Price Per Share $ — $ — $ -Treasury Method Adjustment 0 0 0 Existing Number of Options/Warrants 0 0 0 Average Exercise Price Per Share $ — $ — $ -Treasury Method Adjustment 0 0 0 Fully Diluted Shares 5,643 5,643 5,398 Current Market Price Per Share $ 13.19 $ 20.00 $ 16.50 Date of Current Market 9/4/2007 9/4/2007 9/4/2007

PRO FORMA COVERAGES PROJECT PHOENIX Case: Base Page 7 ($ in thousands except as otherwise noted) PRO FORMA COVERAGES Pro Forma Fiscal Year Ended Expected Projected 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 EBITDA/Interest 2.4 x 3.1 x 2.7 x 3.2 x 4.2 x 4.9 x 5.7 x 6.9 x 8.5 x 10.7 x FCF/Interest 1.3 x 1.1 x 1.6 x 1.7 x 2.6 x 3.1 x 3.6 x 4.4 x 5.4 x 6.8 x Senior Debt/EBITDA 4.5 x 3.6 x 4.1 x 3.5 x 2.3 x 1.7 x 1.2 x 0.8 x 0.7 x 0.0 x Senior Debt/FCF (a) 8.5 x 9.6 x 6.8 x 5.2 x 3.0 x 2.4 x 1.9 x 1.3 x 0.8 x 1.4 x Total Debt/EBITDA 6.4 x 5.0 x 5.8 x 4.1 x 2.9 x 2.5 x 2.1 x 1.6 x 1.2 x 0.9 x Total Debt/FCF (a) 11.9 x 13.4 x 9.5 x 7.8 x 4.7 x 3.9 x 3.2 x 2.6 x 2.0 x 1.4 x Proforma Net Debt/EBITDA 4.4 x 3.5 x 4.0 x 4.1 x 2.9 x 2.5 x 2.1 x 1.6 x 1.2 x 0.9 x Proforma Net Debt/FCF (a) 8.3 x 9.3 x 6.6 x 7.8 x 4.7 x 3.9 x 3.2 x 2.6 x 2.0 x 1.4 x FCF/Total Debt Service (a) 0.5 x 0.4 x 0.6 x 0.6 x 1.0 x 1.1 x 1.3 x 1.4 x 6.2 x 1.0 x At Close Excess Availability 10,932 3,025 13,819 21,426 30,171 40,183 51,603 44,565 (a) FCF represents EBITDA less maintenance capital expenditures.

FINANCIAL SUMMARY PROJECT PHOENIX Case: Base Page 8 ($ in thousands except as otherwise noted) Pro Forma FY Ended Expected Projected 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Revenues . $183,873 $195,522 $219,605 $248,260 $311,931 $343,124 $377,437 $415,180 $456,698 $502,368 Revenue Growth NM NM NM 13.0% 25.6% 10.0% 10.0% 10.0% 10.0% 10.0% EBITDA $11,020 $14,034 $12,134 $14,720 $19,087 $20,995 $23,095 $25,405 $27,945 $30,739 EBITDA Margin.. 6.0% 7.2% 5.5% 5.9% 6.1% 6.1% 6.1% 6.1% 6.1% 6.1% EBIT $6,521 $8,148 $7,888 $9,066 $12,733 $13,871 $15,124 $16,502 $18,017 $19,684 EBIT Margin.. 3.5% 4.2% 3.6% 3.7% 4.1% 4.0% 4.0% 4.0% 3.9% 3.9% FCF (a).. $5,890 $5,217 $7,334 $7,720 $12,087 $13,295 $14,625 $16,088 $17,696 $19,466 FCF Growth... NM -11.4% 40.6% 5.3% 56.6% 10.0% 10.0% 10.0% 10.0% 10.0% Net Income... $ 4,204 $ 4,166 $ 5,558 $2,703 $4,891 $5,745 $6,664 $7,691 $8,836 $10,087 Net Income %... 2.3% 2.1% 2.5% 1.1% 1.6% 1.7% 1.8% 1.9% 1.9% 2.0% Fully Diluted EPS....... $ 1.01 $ 0.90 $ 1.05 $ 0.50 $ 0.91 $ 1.02 $ 1.18 $ 1.36 $ 1.57 $ 1.79 Maintenance Capital Expenditures... $5,130 $8,816 $4,800 $7,000 $7,000 $7,700 $8,470 $9,317 $10,249 $11,274 Expansionary Capital Expenditures.. 0 0 0 0 0 0 0 0 0 0 Total Capital Expenditures... $5,130 $8,816 $4,800 $7,000 $7,000 $7,700 $8,470 $9,317 $10,249 $11,274 Net Interest Expense .. $4,561 $4,582 $4,297 $4,017 $3,683 $3,291 $2,873 (a) Free Cash Flow equals consolidated EBITDA less consolidated maintenance capital expenditures.

FINANCING ASSUMPTIONS
PROJECT PHOENIX
Case: Base
Page 9

Financing Assumptions:

		Projected						
	At Close	2008	2009	2010	2011	2012	2013	2014
Revolver	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
Senior Debt	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%
Subordinated Debt	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
Bridge Loan	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
Notes Payable	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%
Tax Rates:								
Assumed Blended Rate	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%
Earned on Cash Balances	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%

Working Capital Analysis (a):

		Projected						
	At Close	2008	2009	2010	2011	2012	2013	2014
Days Receivable	49.64	49.64	49.64	49.64	49.64	49.64	49.64	49.64
Accounts Receivable/Revenue	13.60%	13.60%	13.60%	13.60%	13.60%	13.60%	13.60%	13.60%
Inventories/COS	0.61%	0.61%	0.61%	0.61%	0.61%	0.61%	0.61%	0.61%
Other Current Assets/Revenue	2.07%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%
Other Assets/Revenue	0.00%	0.30%	0.30%	0.30%	0.30%	0.30%	0.30%	0.30%
Days Payable	29.35	34.84	34.84	34.84	34.84	34.84	34.84	34.84
Accounts Payable/COS	8.04%	9.55%	9.55%	9.55%	9.55%	9.55%	9.55%	9.55%
Accrued Liabilities/Total Operating Expense	38.59%	30.00%	30.00%	30.00%	30.00%	30.00%	30.00%	30.00%
Other Accrued Expenses/Total Operating Expense	131.17%	30.00%	30.00%	30.00%	30.00%	30.00%	30.00%	30.00%

(a) Working capital assumptions are based on management estimates.

ThomasLloyd
ALARE capital partners

INCOME STATEMENTS PROJECT PHOENIX Case: Base Page 10 ($ in thousands except as otherwise noted) Pro Forma FY Ended Expected Projected 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Net Sales 183,873 195,522 219,605 248,260 311,931 343,124 377,437 415,180 456,698 502,368 Direct costs 164,186 170,326 194,804 220,329 278,864 306,751 337,426 371,168 408,285 449,114 Gross Profit 19,687 25,196 24,801 27,930 33,067 36,373 40,011 44,012 48,413 53,254 Total Operating Expenses (d) 8,667 11,162 12,667 13,210 13,980 15,378 16,916 18,607 20,468 22,515 EBITDA (a) 11,020 14,034 12,134 14,720 19,087 20,995 23,095 25,405 27,945 30,739 Depreciation and Amortization 4,499 5,885 4,246 5,654 6,354 7,124 7,971 8,903 9,928 11,055 EBIT 6,521 8,148 7,888 9,066 12,733 13,871 15,124 16,502 18,017 19,684 Interest Expense: (b) Revolver (c) 600 502 737 977 1,163 1,291 873 Senior Debt 2,600 2,080 1,560 1,040 520 0 0 Subordinated Debt 2,000 2,000 2,000 2,000 2,000 2,000 2,000 Preferred Equity 0 0 0 0 0 0 0 Seller Note Payable 0 0 0 0 0 0 0 Interest Income (639) 0 0 0 0 0 0 Total Interest Expense 4,561 4,582 4,297 4,017 3,683 3,291 2,873 Pretax Income 4,505 8,151 9,574 11,107 12,818 14,726 16,812 Income Taxes 1,802 3,260 3,830 4,443 5,127 5,890 6,725 Net Income 2,703 4,891 5,745 6,664 7,691 8,836 10,087 Number of Shares Outstanding 5,398 5,398 5,643 5,643 5,643 5,643 5,643 Fully Diluted EPS $ 0.50 $ 0.91 $ 1.02 $ 1.18 $ 1.36 $ 1.57 $ 1.79 Operating Margins: EBITDA Margin.. -— -— -— 5.9% 6.1% 6.1% 6.1% 6.1% 6.1% 6.1% EBIT Margin.. -— -— — 3.7% 4.1% 4.0% 4.0% 4.0% 3.9% 3.9% NI Margin.. -— -— -— 1.1% 1.6% 1.7% 1.8% 1.9% 1.9% 2.0% (a) Excludes non-cash items. (b) Interest expense is calculated from the previous years’ debt balance. (c) Interest expense on the revolver is calculated on the previous years principal balance.

CASH FLOW ANALYSIS AND CAPITALIZATION TABLE PROJECT PHOENIX Case: Base Page 11 ($ in thousands except as otherwise noted) Projected 2008 2009 2010 2011 2012 2013 2014 EBITDA $14,720 $19,087 $20,995 $23,095 $25,405 $27,945 $30,739 LESS: Interest Expense 4,561 4,582 4,297 4,017 3,683 3,291 2,873 Income Tax 1,802 3,260 3,830 4,443 5,127 5,890 6,725 Preferred Dividends 0 0 0 0 0 0 0 Add: Non-Cash Interest Expense 0 0 0 0 0 0 0 Maintenance Capital Expenditures 7,000 7,000 7,700 8,470 9,317 10,249 11,274 Expansionary Capital Expenditures 0 0 0 0 0 0 0 Total Capital Expenditures 7,000 7,000 7,700 8,470 9,317 10,249 11,274 Changes in Other Assets 745 191 94 103 113 125 137 Changes in Other Liabilities 0 0 0 0 0 0 0 Increases (Decreases) in Working Capital 12,263 (21) 1,067 1,174 1,291 1,420 1,563 Cash Flow Available for Debt Amortization (11,651) 4,075 4,008 4,889 5,872 6,970 8,169 Scheduled Amortization: Senior Debt 8,000 8,000 8,000 8,000 8,000 0 0 Subordinated Debt 0 0 0 0 0 0 20,000 Bridge Loan 0 0 0 0 0 0 0 Notes Payable 0 0 0 0 0 0 0 Total Scheduled Amortization 8,000 8,000 8,000 8,000 8,000 0 20,000 Increase (Decrease) in Cash (19,651) (3,925) (3,992) (3,111) (2,128) 6,970 (11,831) Drawdown of Revolver 0 3,925 3,992 3,111 2,128 0 11,831 Paydown of Revolver 1,638 0 0 0 0 6,970 0 Net Increase (Decrease) in Cash (21,289) 0 0 0 0 0 0 At Projected Capitalization Table: Closing 2008 2009 2010 2011 2012 2013 2014 Revolver $10,000 $8,362 $12,287 $16,279 $19,391 $21,518 $14,549 $26,380 Notes Payable 0 0 0 0 0 0 0 0 Senior Debt 40,000 32,000 24,000 16,000 8,000 0 0 0 Subordinated Debt 20,000 20,000 20,000 20,000 20,000 20,000 20,000 0 Seller note 0 0 0 0 0 0 0 0 Total Debt 70,000 60,362 56,287 52,279 47,391 41,518 34,549 26,380 Preferred Equity 0 0 0 0 0 0 0 0 Common Equity 53,388 56,091 60,982 66,726 73,390 81,081 89,917 100,004 Stockholders’ Equity 53,388 56,091 60,982 66,726 73,390 81,081 89,917 100,004 Total Capitalization $123,388 $116,453 $117,268 $119,005 $120,781 $122,600 $124,466 $126,384 Cash Balances $21,289 $0 $0 $0 $0 $0 $0 $0

BALANCE SHEETS PROJECT PHOENIX Case: Base Page 12 ($ in thousands except as otherwise noted) FYE: 12/31 Unaudited Financing Adjustments At Projected 2007 Debit Credit Closing 2008 2009 2010 2011 2012 2013 2014 ASSETS Cash and Marketable Securities $21,289 $123,388 ($123,388) $21,289 $0 $0 $0 $0 $0 $0 $0 Accounts Receivable 29,867 0 0 29,867 33,764 42,423 46,666 51,332 56,465 62,112 68,323 Inventories 1,184 0 0 1,184 1,340 1,696 1,865 2,052 2,257 2,482 2,731 Other Current and Intercompany 4,547 0 0 4,547 4,547 1,560 1,716 1,887 2,076 2,283 2,512 Total Current Assets 56,887 123,388 (123,388) 56,887 39,651 45,678 50,246 55,271 60,798 66,878 73,566 PP&E , net 37,658 0 0 37,658 44,658 51,658 59,358 67,828 77,145 87,394 98,667 Less Accumulated Depreciation 0 0 0 0 4,946 10,592 17,007 24,270 32,465 41,684 52,031 Net PP&E 37,658 0 0 37,658 39,712 41,066 42,350 43,558 44,680 45,710 46,636 Goodwill, net 0 62,013 0 62,013 62,013 62,013 62,013 62,013 62,013 62,013 62,013 Refundable Deposits 501 0 0 501 488 476 463 451 438 426 413 Claims Receivable 2,464 0 0 2,464 2,341 2,217 2,094 1,971 1,848 1,725 1,602 Note Receivable — less current portion 508 0 0 508 435 363 290 218 145 73 0 Capitalized Transaction Costs 0 3,500 0 3,500 3,000 2,500 2,000 1,500 1,000 500 0 Other Assets 0 0 0 0 745 936 1,029 1,132 1,246 1,370 1,507 Total Assets $98,018 $188,901 ($123,388) $163,530 $148,385 $155,249 $160,487 $166,113 $172,168 $178,693 $185,737 LIABILITIES AND SHAREHOLDERS’ EQUITY Revolver 0 10,000 0 10,000 8,362 12,287 16,279 19,391 21,518 14,549 26,380 Accounts Payable 15,665 0 0 15,665 21,031 26,618 29,280 32,208 35,429 38,972 42,869 Accrued Liabilities 4,888 0 0 4,888 3,963 4,194 4,613 5,075 5,582 6,140 6,754 Other Current Liabilities 16,615 0 0 16,615 3,963 4,194 4,613 5,075 5,582 6,140 6,754 Total Current Liabilities 37,168 10,000 0 47,168 37,319 47,293 54,786 61,748 68,112 65,801 82,758 Total Debt: Other 0 0 0 0 0 0 0 0 0 0 0 Senior Debt 0 40,000 0 40,000 32,000 24,000 16,000 8,000 0 0 0 Subordinated Debt 0 20,000 0 20,000 20,000 20,000 20,000 20,000 20,000 20,000 0 Obligations under capital leases 76 0 (76) 0 0 0 0 0 0 0 0 Note Payable and Accrued Interest 15,015 0 (15,015) 0 0 0 0 0 0 0 0 Seller Note 0 0 0 0 0 0 0 0 0 0 0 Total Long-Term Debt 15,091 60,000 (15,091) 60,000 52,000 44,000 36,000 28,000 20,000 20,000 0 Other Liabilities 2,975 0 0 2,975 2,975 2,975 2,975 2,975 2,975 2,975 2,975 Total Liabilities 55,233 70,000 (15,091) 110,142 92,294 94,268 93,761 92,723 91,086 88,776 85,732 Shareholders’ Equity: Preferred Stock 0 0 0 0 0 0 0 0 0 0 0 Investments in Subsidiaries (a) 10,670 0 (10,670) 0 0 0 0 0 0 0 0 Common Stock + APIC 20,647 53,388 (20,647) 53,388 53,388 53,388 53,388 53,388 53,388 53,388 53,388 Treasury Stock 0 0 0 0 0 0 0 0 0 0 0 Retained Earnings / (Loss) 11,468 0 (11,468) 0 2,703 7,593 13,338 20,002 27,693 36,529 46,616 Total Shareholders’ Equity 42,785 53,388 (42,785) 53,388 56,091 60,982 66,726 73,390 81,081 89,917 100,004 Total Lia. & SH Equity $98,018 $123,388 ($57,876) $163,530 $148,385 $155,249 $160,487 $166,113 $172,168 $178,693 $185,737 0 0 0 0 0 0 0 0 0 (a) Represents holdings of 68% of the outstanding shares of Phoenix I with a current market value of $32,271.6

DEBT CAPACITY PROJECT PHOENIX
Case: Base Page 13

($ in thousands except as otherwise noted)

	Eligible	Advance	@ Closing Proforma	2008	2009	2010	2011	2012	2013	2014
				Projected						
Effective Accounts Receivable Advance Rate	90%	75%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%
Effective Inventory Advance Rate	85%	65%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%
Accounts Receivable			29,867	33,764	42,423	46,666	51,332	56,465	62,112	68,323
Inventory			1,184	1,340	1,696	1,865	2,052	2,257	2,482	2,731
Advance Against Accounts Receivable			20,160	22,791	28,636	31,499	34,649	38,114	41,925	46,118
Advance Against Inventories			654	740	937	1,030	1,134	1,247	1,372	1,509
Total Revolver Advance			20,814	23,531	29,572	32,530	35,783	39,361	43,297	47,627
Outstanding Revolver Balance			10,000	8,362	12,287	16,279	19,391	21,518	14,549	26,380
Total Net PP&E (BV)			37,658	39,712	41,066	42,350	43,558	44,680	45,710	46,636
Effective Advance Rate on Net PP&E	100%	50%	50%	50%	50%	50%	50%	50%	50%	50%
Borrowing Base on Net PP&E			18,829	19,856	20,533	21,175	21,779	22,340	22,855	23,318
Senior Term Debt			0	0	0	0	0	0	0	0
Excess/(Shortfall) on Fixed Assets			18,829	19,856	20,533	21,175	21,779	22,340	22,855	23,318
Total Borrowing Availability			39,643	43,387	50,106	53,705	57,562	61,701	66,152	70,945
Total Senior Outstandings (Net Cash)			28,711	40,362	36,287	32,279	27,391	21,518	14,549	26,380
Excess Availability			10,932	3,025	13,819	21,426	30,171	40,183	51,603	44,565

ThomasLloyd ALARE

DEBT SCHEDULE PROJECT PHOENIX Case: Base Page 14 ($ in thousands except as otherwise noted) At Projected Closing 2008 2009 2010 2011 2012 2013 2014 Revolver Beginning Balance $ 10,000 $ 8,362 $ 12,287 $ 16,279 $ 19,391 $ 21,518 $ 14,549 Interest Expense 6.0% 600 502 737 977 1,163 1,291 873 Additions — 3,925 3,992 3,111 2,128 — 11,831 Reductions 1,638 — - — - 6,970 -Ending Balance 10,000 8,362 12,287 16,279 19,391 21,518 14,549 26,380 Senior Debt Beginning Balance $ 40,000 $ 32,000 $ 24,000 $ 16,000 $ 8,000 $ — $ -Interest Expense 6.5% 2,600 2,080 1,560 1,040 520 — -Amortization 5 Years 8,000 8,000 8,000 8,000 8,000 Ending Balance 40,000 32,000 24,000 16,000 8,000 — - - Subordinated Debt Beginning Balance $ 20,000 $ 20,000 $ 20,000 $ 20,000 $ 20,000 $ 20,000 $ 20,000 Interest Expense 10.0% 2,000 2,000 2,000 2,000 2,000 2,000 2,000 Amortization — - — - — - 20,000 Ending Balance 20,000 20,000 20,000 20,000 20,000 20,000 20,000 — Present Value of Note — - - — - -Discount Rate of Note 10.0% Income Taxes 40.0% 1,802 3,260 3,830 4,443 5,127 5,890 6,725 NOL - — - — - — -Net Income Taxes 1,802 3,260 3,830 4,443 5,127 5,890 6,725 NOL Beginning Balance $ - $ — $ — $ — $ — $ — $ -Additions — - — - — - -Reductions — - — - — - -Ending Balance Input Required—> — - — - — - — -

PRO FORMA AND OPERATING ASSUMPTIONS PROJECT PHOENIX
Page 16

Case: Base

($ in thousands except as otherwise noted)

Pro Forma Consolidated Operations	Pro Forma FY Ended 2005	2006	Expected 2007	Projected 2008	2009	2010	2011	2012	2013	2014
Net Sales										
Internal Growth	183,873	195,522	219,605	248,260	311,931	343,124	377,437	415,180	456,698	502,368
External Growth										
Total Net Sales	183,873	195,522	219,605	248,260	311,931	343,124	377,437	415,180	456,698	502,368
Direct Costs										
Internal Growth	164,186	170,326	194,804	220,329	278,864	306,751	337,426	371,168	408,285	449,114
Total Direct Costs	164,186	170,326	194,804	220,329	278,864	306,751	337,426	371,168	408,285	449,114
Gross Profit	19,687	25,196	24,801	27,930	33,067	36,373	40,011	44,012	48,413	53,254
SG&A	8,667	11,162	12,667	13,210	13,980	15,378	16,916	18,607	20,468	22,515
EBITDA (c)	11,020	14,034	12,134	14,720	19,087	20,995	23,095	25,405	27,945	30,739
Depreciation & Amortization (a)	4,499	5,885	4,246	5,654	6,354	7,124	7,971	8,903	9,928	11,055
EBIT	6,521	8,148	7,888	9,066	12,733	13,871	15,124	16,502	18,017	19,684

Operating Assumptions	Pro Forma FY Ended 2005	2006	2007	Projected 2008	2009	2010	2011	2012	2013	2014
Net Sales Growth	NM	6.3%	12.3%	13.0%	25.6%	10.0%	10.0%	10.0%	10.0%	10.0%
Cost of Sales %	89.3%	87.1%	88.7%	88.7%	89.4%	89.4%	89.4%	89.4%	89.4%	89.4%
Gross Margin	10.7%	12.9%	11.3%	11.3%	10.6%	10.6%	10.6%	10.6%	10.6%	10.6%
Variable SG&A %	4.7%	5.7%	5.8%	5.3%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%
Total SG&A %	4.7%	5.7%	5.8%	5.3%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%
EBITDA %	6.0%	7.2%	5.5%	5.9%	6.1%	6.1%	6.1%	6.1%	6.1%	6.1%
Maintenance Capex										
Maint. Capex (% of revenues)	2.79%	4.51%	2.19%	2.82%	2.24%	2.24%	2.24%	2.24%	2.24%	2.24%
Capital Requirement	5,130	8,816	4,800	7,000	7,000	7,700	8,470	9,317	10,249	11,274
Expansionary Capex										
Expansionary Capex (% of revenues)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Expansionary Capex	0	0	0	0	0	0	0	0	0	0

(a) Deprecition in 2007 is set equal to 2006

ThomasLloyd ALARE capital partners

DEPRECIATION AND AMORTIZATION SCHEDULES PROJECT PHOENIX
Case: Base Page 17

($ in thousands except as otherwise noted)

DEPRECIATION ON PP&E AT CLOSING

	PP&E @ Close	Depreciable Life	2007	2008	2009	2010	2011	2012	2013	2014
			Projected							
Total	37,658	10.0	$3,766	3,766	3,766	3,766	3,766	3,766	3,766	3,766

DEPRECIATION ON CAPITAL EXPENDITURES

Capital Expenditure	Depreciable Life	2007	2008	2009	2010	2011	2012	2013	2014
		Projected							
4,800	10.0	$480	480	480	480	480	480	480	480
7,000	10.0		700	700	700	700	700	700	700
7,000	10.0			700	700	700	700	700	700
7,700	10.0				770	770	770	770	770
8,470	10.0					847	847	847	847
9,317	10.0						932	932	932
10,249	10.0							1,025	1,025
11,274	10.0								1,127
		480	1,180	1,880	2,650	3,497	4,429	5,454	6,581
		$4,246	$4,946	$5,646	$6,416	$7,263	$8,194	$9,219	$10,347

AMORTIZATION SCHEDULE

	Amount	Amortization Period	2008	2009	2010	2011	2012	2013	2014
			Projected						
Transaction Fee Amortization	$3,500	7.0	$500	$500	$500	$500	$500	$500	$500
Goodwill Amortization	62,013	0.0	$0	$0	$0	$0	$0	$0	$0
Refundable Deposits Amortization	501	40.0	$13	13	13	13	13	13	13
Donor Base and Records Amortization	2,464	20.0	$123	123	123	123	123	123	123
Deferred Bond Amortization	508	7.0	$73	73	73	73	73	73	73
Total Amortization			$708	$708	$708	$708	$708	$708	$708

TOTAL DEPRECIATION & AMORTIZATION

	2008	2009	2010	2011	2012	2013	2014
	Projected						
Total Depreciation & Amortization	$5,654	$6,354	$7,124	$7,971	$8,903	$9,928	$11,055

ThomasLloyd
ALARE capital partners